Exhibit 10.4

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 14, 2019 (this “Agreement”), is among TORRID LLC, a California limited liability company (the “Lead Borrower”), the other Borrowers party hereto, TORRID INC., a Delaware corporation (“Holdings”), Bank of America, N.A., as administrative agent and collateral agent (in such capacity, including any successor thereto, the “Agent”), and the Lenders party hereto.

PRELIMINARY STATEMENTS

WHEREAS, reference is made to that certain Amended and Restated Credit Agreement, dated as of October 23, 2017 (as in effect immediately prior to the effectiveness of this Agreement, the “Existing ABL Credit Agreement”; the Existing ABL Credit Agreement as amended by this Agreement, the “Amended ABL Credit Agreement”; capitalized terms used but not defined herein having the meaning provided in the Amended ABL Credit Agreement), among the Borrowers, Holdings, the Lenders from time to time party thereto, and the Agent;

WHEREAS, the Borrowers have requested an amendment to the Existing ABL Credit Agreement pursuant to which certain provisions of the Existing ABL Credit Agreement will be amended as set forth herein;

WHEREAS, concurrently herewith, the Lead Borrower is entering into that certain Term Loan Credit Agreement to incur term loans in the amount of $260,000,000, the proceeds of which will be used in accordance with the Term Loan Credit Agreement, subject to the terms of the ABL Intercreditor Agreement.

NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Existing ABL Credit Agreement. The Existing ABL Credit Agreement is hereby amended as follows:

(a) Section 1.01 (Defined Terms) of the Existing ABL Credit Agreement is hereby amended by deleting each reference to “$10,000,000” in the definition of “Accelerated Borrowing Base Delivery Event” and by substituting “$7,500,000” in its stead.

(b) Section 1.01 (Defined Terms) of the Existing ABL Credit Agreement is hereby amended by deleting “$100,000,000” in the definition of “Aggregate Commitments” and by substituting “$70,000,000” in its stead.

(c) Section 1.01 (Defined Terms) of the Existing ABL Credit Agreement is hereby amended by deleting the references to “Greater than 67% of the Aggregate Commitments” and “Less than 67% of the Aggregate Commitments but less than or equal to 33% of the Aggregate Commitments” in the definition of “Applicable Margin” and by substituting “Greater than or equal to 67% of the Aggregate Commitments” and “Less than 67% of the Aggregate Commitments but greater than or equal to 33% of the Aggregate Commitments”, respectively in their stead.

(d) Section 1.01 (Defined Terms) of the Existing ABL Credit Agreement is hereby amended by deleting each reference to “$10,000,000” in the definition of “Cash Dominion Event” and by substituting “$7,500,000” in its stead.

(e) Section 1.01 (Defined Terms) of the Existing ABL Credit Agreement is hereby amended by deleting each reference to “$7,500,000” in the definition of “Covenant Compliance Event” and by substituting “$5,000,000” in its stead.

(f) Section 1.01 (Defined Terms) of the Existing ABL Credit Agreement is hereby amended by deleting “and” at the end of clause (z) of the definition of “Permitted Encumbrances”, by deleting “.” at the end of clause (aa) thereof and by substituting “; and” in its stead, and by adding the following new clause (bb) at the end thereof:

“(bb) Liens securing Indebtedness incurred under clause (r) of the definition of Permitted Indebtedness, together with any Permitted Refinancing in respect thereof, provided that such Liens shall be subject to the terms of the ABL Intercreditor Agreement.”

(g) Section 1.01 (Defined Terms) of the Existing ABL Credit Agreement is hereby amended by deleting “and” at the end of clause (p) of the definition of “Permitted Indebtedness”, by deleting “.” at the end of clause (q) thereof and by substituting “; and” in its stead, and by adding the following new clause (r) at the end thereof:

“(r) Indebtedness incurred pursuant to the Term Loan Facility in an aggregate principal amount not to exceed the sum of (w) $260,000,000 plus other Term Loan Obligations (not constituting principal and, in each case, together with any Permitted Refinancing in respect thereof (which includes, for the avoidance of doubt, Credit Agreement Refinancing Indebtedness and Refinancing Indebtedness (in each case, as defined in the Term Loan Credit Agreement as in effect on the First Amendment Effective Date and not giving effect to any subsequent amendments thereto)).”

(h) Section 1.01 (Defined Terms) of the Existing ABL Credit Agreement is hereby amended by adding the following at the end of the definition of “Junior Indebtedness”: “For the avoidance of doubt, the Term Loan Facility shall not constitute Junior Indebtedness.”

(i) Section 1.01 (Defined Terms) of the Existing ABL Credit Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement among the Agent, Cortland Capital Market Services LLC, as agent under the Term Loan Credit Agreement and the representatives for purposes thereof for holders of one or more other classes of Indebtedness, the Lead Borrower and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof.

“First Amendment Effective Date” means June 14, 2019.

“Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of the First Amendment Effective Date, among Holdings, the Lead Borrower, Cortland Capital Market Services LLC, as administrative agent and collateral agent, and the lenders from time to time parties thereto, as such agreement may be amended, supplemented, waived or otherwise modified from time to time to the extent permitted hereunder and any Permitted Refinancing in respect thereof (unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Term Loan Credit Agreement) in each case to the extent permitted hereunder.

“Term Loan Documents” means, collectively, (i) the Term Loan Credit Agreement and (ii) the security documents, intercreditor agreements (including the ABL Intercreditor Agreement), guarantees, joinders and other agreements or instruments executed in connection with the Term Loan Facility or such other agreements, in each case, as amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time including in connection with Permitted Refinancing of the Term Loan Facility.

“Term Loan Facility” means the collective reference to the Term Loan Credit Agreement, the Term Loan Documents, any notes issued pursuant thereto and any guarantee, security agreement, patent, trademark or copyright security agreements, mortgages and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time to the extent permitted hereunder and any Permitted Refinancing in respect thereof (unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Term Loan Facility), in each case to the extent permitted hereunder.

“Term Loan Obligations” means “Obligations” as defined in the Term Loan Facility as in effect on the date hereof.

(j) Article I of the Existing ABL Credit Agreement is hereby amended by adding the following new Sections 1.08 and 1.09 at the end thereof:

“1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.09 LIBOR Discontinuation. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or the Lead Borrower or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Lead Borrower) that the Lead Borrower or Required Lenders (as applicable) have determined, that:

(a) adequate and reasonable means do not exist for ascertaining the London Interbank Offered Rate (“LIBOR”) as used in the definition of “LIBOR Rate” for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(c) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Lead Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Lead Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended, (to the extent of the affected LIBOR Rate Loans or Interest Periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

As used in this Section 1.08:

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Agent from time to time).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent determines in consultation with the Lead Borrower).”

(k) Section 6.01(b) (Financial Statements) of the Existing ABL Credit Agreement is hereby amended by adding “(or, with respect to the Fiscal Quarter ending May 4, 2019, within sixty (60) days)” after “forty-five (45) days” in the first line thereof.

(l) Section 6.10 (Inspection Rights) of the Existing ABL Credit Agreement is hereby amended by deleting each reference to “$12,500,000” therein and by substituting “$10,000,000” in its stead.

(m) Section 7.10 (Burdensome Agreements) of the Existing ABL Credit Agreement is hereby amended by adding “or any Term Loan Document” after “Loan Document” in the second line thereof.

(n) Section 8.01(e) (Cross-Default) of the Existing ABL Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

“(e) Cross-Default. Any Loan Party or any Restricted Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided, that, in the case of clause (B), a default under the Financial Covenants (as defined in the Term Loan Credit Agreement) in the Term Loan Credit Agreement shall not constitute a Default or Event of Default under this Agreement unless and until the earlier of (x) sixty (60) days after such default under the Term Loan Credit Agreement or (y) the lenders under the Term Loan Credit Agreement shall have accelerated the Term Loan Obligations and such acceleration shall not have been rescinded, or”

2. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Loan Parties represent and warrant to each of the Lenders party hereto and the Agent that, after giving effect to this Agreement:

(a) The execution, delivery and performance of this Agreement by the Loan Parties and the consummation of the transactions contemplated herein are within the Loan Parties’ corporate or other organizational powers.

(b) This Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

3. Conditions Precedent. This Agreement and the amendments set forth in Section 1 of this Agreement shall become effective on the first date when:

(a) the Agent has received counterparts of this Agreement, each of which shall be originals or .pdf copies or other facsimiles unless otherwise specified, duly executed and delivered by (x) the Lenders constituting the Required Lenders, (y) the Loan Parties and (z) the Agent;

(b) the Agent shall have received the ABL Intercreditor Agreement, acknowledged and delivered by the Loan Parties; and

(c) all reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of counsel for the Agent) of the Agent and the Lenders in connection with this Agreement and the transactions contemplated hereby shall have been paid, to the extent invoiced.

Without limiting the generality of the provisions of Section 10.01(a) of the Amended ABL Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, this Agreement or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

4. Confirmation. Each Loan Party (a) confirms its obligations under the Loan Documents, (b) confirms that its obligations under the Existing ABL Credit Agreement as modified hereby are entitled to the benefits of the Liens and pledges set forth in the Loan Documents and remain in full force and effect and (c) agrees that the Existing ABL Credit Agreement as modified hereby is the “Credit Agreement” under and for all purposes of the Loan Documents.

5. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with the Amended ABL Credit Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

6. Loan Document. This Agreement shall constitute a Loan Document for all purposes of the Amended ABL Credit Agreement and the other Loan Documents.

7. Governing Law, Etc. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. SECTIONS 10.12, 10.14 AND 10.15 OF THE AMENDED ABL CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

BANK OF AMERICA, N.A., as Agent and as a Lender

By:	/s/ Matthew Potter
Name: Matthew Potter
Title: Senior Vice President

[Torrid – Signature Page to First Amendment]

TORRID LLC,
as the Lead Borrower and as a Borrower

By:	/s/ Dennis R. Secor
Name: Dennis R. Secor Title: Chief Financial Officer

TORRID ADMINISTRATION, INC.
TORRID MERCHANDISING, INC.
each as a Borrower

By:	/s/ Dennis R. Secor

Name:	Dennis R. Secor
Title:	Chief Financial Officer

TORRID INC., as Holdings and as a Guarantor

By:	/s/ Dennis R. Secor

Name:	Dennis R. Secor
Title:	Chief Financial Officer

TORRID OHIO LLC, as a Guarantor

By:	/s/ Dennis R. Secor

Name:	Dennis R. Secor
Title:	Chief Financial Officer

[Torrid – Signature Page to First Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brendan Hogan

Name:	Brendan Hogan
Title:	Assistant Vice President

[Torrid – Signature Page to First Amendment]